UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Professional Diversity Network, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 18, 2022

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2022 Annual Meeting of Stockholders of Professional Diversity Network, Inc. (the “Company”). The meeting will be held in the main conference room at the Company’s offices at 55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603, on June 2, 2022, at 9:00 a.m., Central Time.

At the meeting, you and the other stockholders will be asked to vote on the proposals described in detail in the notice of meeting on the following page and the accompanying proxy statement. The proxy materials are being mailed on or about April 22, 2022 to our stockholders of record and beneficial owners as of the close of business on the record date, April 5, 2022.

It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the meeting in person, please vote electronically via the Internet, by telephone or by completing, signing, dating and returning the proxy card included with a paper copy of this proxy statement as promptly as possible. See “Voting” in the proxy statement for more details. Voting electronically, by telephone or returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

Thank you for your continued interest in the Company. We look forward to seeing you at the meeting.

Sincerely,

/s/ Xin (Adam) He
Xin (Adam) He
Chief Executive Officer

PROFESSIONAL DIVERSITY NETWORK, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 2, 2022

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Professional Diversity Network, Inc., a Delaware corporation (the “Company”), will be held in the main conference room at the Company’s offices, at 55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603, on June 2, 2022, at 9:00 a.m., Central Time, for the following purposes:

1. To elect five (5) directors to serve until the next Annual Meeting of Stockholders (and until their successors are duly elected and qualified);

2. To ratify the appointment by the Company’s Audit Committee of Ciro E. Adams, CPA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

3. To conduct an advisory vote on the compensation of our named executive officers; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 5, 2022 as the record date for the determination of the holders of our common stock entitled to notice of and to vote on all matters presented at the Annual Meeting and at any adjournments or postponements.

A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company’s offices, at 55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603, and will also be available for examination by any stockholder at the Annual Meeting until its adjournment.

Your vote is very important. Please submit your proxy as soon as possible by using the Internet, telephone or mail. Submitting your proxy by one of these methods will ensure your representation at the Annual Meeting regardless of whether you attend the meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy as described in proxy statement so that your vote will be counted if you are unable to attend the Annual Meeting.

Important Note Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held June 2, 2022:

Copies of the proxy statement and of our annual report for the fiscal year ended December 31, 2021 are available by visiting the following website: www.proxyvote.com.

By Order of the Board of Directors

/s/ Hao (Howard) Zhang
Hao (Howard) Zhang
Chairman of the Board

Chicago, Illinois

April 18, 2022

PROFESSIONAL DIVERSITY NETWORK, INC.

PROXY STATEMENT

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PROXY STATEMENT

Professional Diversity Network, Inc.

55 E. Monroe Street, Suite 2120

Chicago, Illinois 60603

ANNUAL MEETING

To Be Held on June 2, 2022

THE ANNUAL MEETING

The enclosed proxy is solicited by and on behalf of the board of directors (the “Board”) of Professional Diversity Network, Inc., a Delaware corporation (“Professional Diversity Network,” the “Company” or “PDN”), for use at Professional Diversity Network’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 2, 2022 at 9:00 a.m., Central Time, in the main conference room at the Company’s offices, at 55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

We anticipate that mailing of this proxy statement and form of proxy to our stockholders will commence on or about April 22, 2022. This proxy statement and the form of proxy relating to the Annual Meeting will also be made available on the Internet to stockholders on the date that the proxy materials are first sent.

Record Date and Outstanding Shares

The Board has fixed the close of business on April 5, 2022 as the record date for the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, $0.01 par value per share (“Common Stock”), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each holder of Common Stock on the Record Date is entitled to one vote for each share on all matters to be voted upon at the Annual Meeting. As of the close of business on the Record Date, there were approximately 16,346,972 shares of Common Stock outstanding and entitled to vote.

Quorum and Vote Required

Quorum. The holders of record of a majority of the aggregate voting power of the Common Stock issued and outstanding and entitled to be voted, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment or postponement thereof. In the event there are not sufficient shares present to establish a quorum or to approve proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

Vote Required. Holders of Common Stock are entitled to one vote for each share held as of the Record Date on all matters to be voted on. In the election of directors (Proposal 1), the Board will be elected by a plurality of the voting power of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Each stockholder is entitled to vote in favor or withhold his, her or its vote with respect to each individual nominee or all nominees. Votes that are withheld will have no effect on the outcome of the election of directors. The Company’s Bylaws provide that, except as otherwise provided by applicable law, the Company’s Certificate of Incorporation or the Bylaws, all matters other than the election of directors will be decided by the vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on the matter, provided that a quorum is present. The affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on such proposal is required to approve Proposal 2 (Auditing Firm Ratification Proposal), and Proposal 3 (Advisory Vote on Executive Compensation).

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Abstentions. Abstentions will be counted for purposes of determining a quorum at the Annual Meeting. Abstentions are not considered votes cast and therefore will have no effect on the outcome of Proposal 1 (Election of Directors) but will have the same effect as a vote against Proposal 2 (Ratifying the Selection of Auditing Firm) and Proposal 3 (Advisory Vote on Executive Compensation).

Broker Discretionary Voting. If your shares are held in a brokerage account, by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being sent to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote. If you do not give instructions to your brokerage firm or bank, it will still be able to vote your shares with respect to “discretionary” proposals, but will not be allowed to vote your shares with respect to “non-discretionary” proposals. The Company expects that Proposal 2 (Ratifying the Selection of Auditing Firm) will be considered to be a discretionary proposal on which banks and brokerage firms may vote. The Company expects that all other proposals being presented to stockholders at the Annual Meeting will be considered to be non-discretionary items on which banks and brokerage firms may not vote. Therefore, if you do not instruct your broker or bank regarding how you would like your shares to be voted, your bank or brokerage firm will not be able to vote on your behalf with respect to these proposals. In the case of these non-discretionary items, the shares will be treated as “broker non-votes.” Broker non-votes are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. Your failure to give instructions to your bank or broker will not affect the outcome of Proposal 1, because broker non-votes are not considered votes cast, nor the outcome of Proposal 2, or Proposal 3 because Proposal 2 and Proposal 3 require the affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on these proposals broker non-votes will not be deemed “entitled to vote on the proposal” and therefore broker non-votes are not counted in the vote for these proposals.

Shares Not Present in Person or by Proxy at the Annual Meeting. Shares not present in person or by proxy at the Annual Meeting will not be counted for purposes of determining a quorum at the Annual Meeting and will have no impact on the outcome of Proposal 1, Proposal 2, or Proposal 3.

Expenses of Proxy Solicitation

Officers, directors and other employees of the Company may solicit proxies in person or by regular mail, electronic mail, facsimile transmission or personal calls. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses.

The Company will pay all of the expenses of soliciting proxies to be voted at the Annual Meeting. Banks, brokerage firms and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. They will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard.

Voting Methods

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 1, 2022.

Vote on the Internet

If you have Internet access, you may submit your proxy by going to www.proxyvote.com and following the instructions provided on the secure website. If you vote on the Internet, you do not have to mail in a proxy card.

Vote by Telephone

You can also vote by telephone by calling 1-800-690-6903. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on by telephone, you do not have to mail in a proxy card.

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Vote by Mail

If you choose to vote by mail, complete, sign and date the proxy card included with a paper copy of this proxy statement, and return it to the attention of the Company’s Secretary at the Company’s offices, at 55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603.Please allow sufficient time before the date of the Annual Meeting for mailing if you decide to vote by mail.

Vote at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

Street name holders may submit a proxy by telephone or the Internet if their bank or broker makes these methods available, in which case the bank or broker will enclose related instructions with this proxy statement. If you submit a proxy by telephone or via the Internet you should not return the proxy card included with a paper copy of this proxy statement. If you hold your shares through a bank, broker or other nominee you should follow the voting instructions you receive from your bank, broker or other nominee.

Revocability of Proxy

If you are the holder of record for your shares, you may revoke your proxy at any time before it is exercised at the Annual Meeting by taking either of the following actions: (i) delivering to the Company’s Secretary a revocation of the proxy or a new proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or (ii) attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy. Stockholders may also revoke a prior proxy submitted by telephone or on the Internet by providing later voting instructions for voting of a later proxy prior to 11:59 P.M. Eastern Time the night of the last business day, June 1, 2022, before the date of the Annual Meeting.

Recommendation of the Board of Directors

The Board of Professional Diversity Network recommends that Professional Diversity Network stockholders vote FOR the election of each nominee for director (Proposal 1), FOR the ratification of the Company’s selection of Ciro E. Adams, CPA, LLC as the Company’s independent registered public accounting firm (Proposal 2), and FOR the advisory vote on executive compensation (Proposal 3).

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PROPOSAL 1: NOMINATION AND ELECTION OF DIRECTORS

Nominees for Director

The Board has nominated the five persons listed below to be elected as directors at the Annual Meeting. Directors are to be elected by a plurality vote of the voting power of the Common Stock present in person or by proxy at the Annual Meeting to serve until the next Annual Meeting and until their successors have been duly elected and qualified. All of the nominees are currently members of the Board, with the exception of Scott Liu. Mr. Liu, who previously served on the Board from 2016 to 2018, has been nominated to fill the vacancy created by the decision of Haibin Gong not to stand for re-election at the Annual Meeting.

The following table provides the name, age and position of each of our nominees of the Board as of the date of this proxy statement. There are no family relationships between our executive officers and directors or nominees.

Name	Age	Position
Michael D. Belsky	63	Director (1), (2), (3)
Scott Liu	69	Director (3A)
Grace Reyes	40	Director (1)
Courtney Shea	61	Director (1), (2)
Hao (Howard) Zhang	54	Director (2), (3), Chairman of the Board

(1)	Member of our audit committee.
(2)	Member of our compensation committee.
(3)	Member of our nominating and corporate governance committee (3A) Anticipated member of our nominating and governance committee following his election at the Annual Meeting.

Set forth below is the name of each nominee for election to the Board, as well as each such person’s age, his or her current principal occupation (which has continued for at least the past five years unless otherwise indicated) together with the name and principal business of the company that employs such person, if any, the period during which such person has served as a director of the Company, all positions and offices that such person holds with the Company and such person’s directorships over the past five years in other companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act or companies registered as an investment company under the Investment Company Act of 1940 and the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director of the Company.

Michael D. Belsky (age 63) has been a member of the Board since January 2018. Michael Belsky works at the public finance office in Chicago of Hilltop Securities Inc. since September 2020. Before that, Mr. Belsky was the Executive Director of the Center for Municipal Finance at Harris and teaches a course on the fundamentals of municipal bonds as part of the Municipal Finance Certificate Program. Mr. Belsky was previously the Managing Director for Fixed Income at Greenwich Investment Management, a firm specializing in High Yield Municipal Bonds. Prior to joining the firm he worked in the municipal finance industry for over 30 years. From 2009 to 2011 he developed a credit review process for Chicago-based C.W. Henderson and Associates, a $3 billion municipal bond investment advisory firm. Mr. Belsky spent most of his career as Group Managing Director of the Public Finance Group at Fitch Ratings. He worked at the rating agency from 1993 to 2008 and was named top rating agency executive in public finance by institutional investors three years in a row (Smith’s Research and Ratings Review Municipal All Star Team, 2005–07). Mr. Belsky also served two terms as a member of the City Council in Highland Park, Illinois (1995–2003), and two terms as mayor (2003–11). Under his leadership the city received national recognition in the areas of environmental sustainability, budgeting, financial reporting, affordable housing and local health initiatives. The city maintained a triple-A rating by Moody’s Investors Service throughout his tenure. From 2008 to 2011 Mr. Belsky was a member of the Governmental Accounting Standards Board, a national body that sets accounting and financial reporting standards for state and local governments. Mr. Belsky received a BA in urban studies from Lake Forest College and an MA in public policy from the University of Chicago. The Board believes that Mr. Belsky is a valuable addition to the Board in light of his extensive background in finance and pubic service.

Xianfang (Scott) Liu (age 69) had served as a Board Director of the Company for the year 2016 through 2018, as a nominee of CFL under the Company’s stockholder agreement with CFL, although he is not being nominated for election at the Annual Meeting as CFL’s nominee. He has a Ph.D. in Business Administration from Penn State University, and with a focus on foreign direct investment and international acquisitions, his dissertation was the winner of the best dissertation award for AIB. Mr. Liu has been working for New York Institute of Technology since 1997 as a full professor and served as Director of the Center for International Business Studies and Executive Associate Dean for Global Programs, and from December 2006 to Sept. 2008, he served as Dean for School of Management of NYIT. Meanwhile, he has been active in real business, and a consultant for World Bank in small business administration, advised Florida’s Department of Agriculture and a large number of entities that seek overseas expansions. He is active in international education and have guided many institutions including HGC to grow from a scratch to a over $10 million business. The Board deems that Mr. Liu is a valuable addition to the Board in light of his extensive background in finance and education.

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Grace Reyes (age 40), a member of our Board since June 2020, is the CEO of The Investment Diversity Exchange (TIDE) which connects the movers and shakers to promote diversity & inclusion within the investment industry. With over 15 years’ work experience in working with both private and public companies, Ms. Reyes was most recently with AAAIM, a non-profit organization advocating for Asian Americans. There, she positioned the organization to be the official voice of Asian American Investment Managers thereby putting the organization on the map and creating a flourishing network. Prior to that, she was in the corporate and business development team at Switchfly, a travel tech firm, where she built international relationships with influential industry leaders and opportunities with some of the top internet and travel tech firms for the company. Ms. Reyes also established and honed relationships with prominent investors when she spearheaded the investor relations and fundraising efforts at a private equity firm where she also reported to the Executive Suite. Ms. Reyes was named globally as one of the Top 35 Under 35 Rising Stars by Phocuswright as well as one of ten CAIA Scholars in 2015. She is the Founder and Co-Host of goodtimesSF, San Francisco’s largest investment networking happy hour. She earned a BA degree in Economics with a Computer Specialization from UCLA and an MBA from UC Berkeley. The Board believes that Ms. Reyes is a valuable asset to the Board in light of her background in investment banking and her commitment to workplace diversity.

Courtney C. Shea (age 61) joined our Board on March 22, 2019. She has over 30 years of professional experience in municipal advisory and investment banking. Ms. Shea retired in April 2021 as a managing member of Columbia Capital Management, LLC, which she joined in 2013. She served as the head of Chicago office and senior vice president at Acacia Financial Group, Inc. from 2009 to 2013. She was also the head of Chicago office and managing director of Siebert Branford Shank & Co, LLC from 2006 to 2008. She served as the national department manager at LaSalle Financial Services from 2001 to 2006. Ms. Shea has been a member of the Board of Center for Municipal Finance at Harris School of Public Policy, University of Chicago since 2016 and a member of the National Association of Bond Lawyers since 2010. She chaired the Illinois State Securities Advisory Committee from 1995 to 1998 and was a member there from 1991 to 1995. She was also a member of the State of Illinois Banking Board from 2001 to 2002. In addition, Ms. Shea established the National Women in Public Finance as a co-founder in 1996. Ms. Shea received her MBA degree from the University of Chicago in 1985, her Juris Doctor degree from Loyola University Law School in 1983 and her bachelor’s degree in economics from University of Notre Dame in 1980. She has been a member of the board of directors of Assured Guaranty (NYSE: AGO) since 2021. The Board believes that Ms. Shea is a valuable asset to the Board in light of her legal background and her substantial experiences in pubic finance.

Hao (Howard) Zhang (age 54) has been a member of the Board since November 2016, further elected as the Chairman of the Board in March 2020. Mr. Zhang is a private investor based in China. Mr. Zhang has served as a director of Wealth Power Global Trading Limited since June 2015. Mr. Zhang was nominated to our Board under the terms of a stockholders’ agreement entered into between the Company and CFL. The Board believes that Mr. Zhang is a valuable asset to the Board in light of his extensive experiences in corporate governance.

Required Vote

In order to be elected to the Board, each nominee must receive a plurality of the voting power of the Common Stock present in person or represented by proxy at the Annual Meeting. Stockholders may only vote for or withhold their votes for the election of the nominees to the Board. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum. Votes that are withheld, abstentions and broker non-votes will have no effect on the election of directors. Unless instructions to the contrary are specified, as permitted by applicable law and the rules of the Nasdaq Stock Market, the proxy holders will vote the proxies received by them “FOR” each of the director nominees.

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Recommendation of the Board of Directors

The Board recommends that the stockholders vote “FOR” the election of all of the nominees as directors.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

Committees of the Board

Audit Committee. The Audit Committee was established for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee’s primary functions are:

●	to assist the Board with the oversight of the Company’s financial reporting process, accounting functions and internal controls; and

●	the appointment, compensation, retention and oversight of the work of any registered public auditing firm employed by the Company for the purpose of preparing or issuing an audit report or related work.

The Audit Committee currently consists of Courtney C. Shea (Audit Committee Chair), Michael Belsky and Grace Reyes, each of whom is deemed independent under the rules of the NASDAQ Stock Exchange. The Audit Committee held eight meetings in 2021. The Audit Committee meets periodically with the Company’s independent registered public accounting firm, both with and without management present. The Board has determined that Ms. Shea is an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Exchange Act. A copy of the Audit Committee charter is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.ipdnusa.com. Information on the Company’s website is not incorporated by reference herein.

Compensation Committee. The Compensation Committee operates under a charter approved by the Board. The Compensation Committee’s primary functions are:

●	annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and recommending to the Board the Chief Executive Officer’s overall compensation levels based on this evaluation;

●	annually reviewing and approving the annual base salaries and annual incentive opportunities of the Chief Executive Officer and the other executive officers;

●	reviewing and approving the following as they affect the Chief Executive Officer and the other executive officers: (a) all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; (b) any employment agreements and severance arrangements; and (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and

●	monitoring and evaluating matters relating to the compensation and benefits structure of the Company as the Compensation Committee deems appropriate, including: (a) providing guidance to senior management on significant issues affecting compensation philosophy or policy and (b) evaluating whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company.

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The Compensation Committee currently consists of Michael D. Belsky (Compensation Committee Chair), Hao (Howard) Zhang and Courtney Shea. The Compensation Committee acted by unanimous written consent a number of times in 2021. The Compensation Committee also has authority to delegate its responsibilities to a subcommittee. The Company and the Compensation Committee may, from time to time, directly retain the services of consultants or other experts to assist the Company or the Compensation Committee, as the case may be, in connection with executive compensation matters. The Compensation Committee does not believe the risks from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company.

A copy of the Compensation Committee charter is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.ipdnusa.com. Information on the Company’s website is not incorporated by reference herein.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under a charter approved by the Board. The Nominating and Corporate Governance Committee’s primary functions are:

●	leading the search for individuals qualified to serve as members of the Board and conducting the appropriate inquiries with respect to such persons;

●	evaluating the size and composition of the Board and its committees and recommending any changes to the Board;

●	reviewing the qualifications of, and making recommendations regarding, director nominations submitted to the Company by shareholders;

●	reviewing the Board’s committee structure and recommending to the Board for its approval directors to serve as members of each committee; and

●	reviewing and recommending committee slates annually and recommending additional committee members to fill vacancies as needed.

The Nominating and Corporate Governance Committee currently consists of Hao (Howard) Zhang (Nominating and Corporate Governance Committee Chair), Haibin Gong, and Michael D. Belsky. The Company anticipates that Scott Liu will also be appointed to the Nominating and Corporate Governance Committee after the Annual Meeting, assuming he is elected to the Board. The Nominating and Corporate Governance Committee acted by unanimous written consent a number of times in 2021. A copy of the charter of the Nominating and Corporate Governance Committee is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.ipdnusa.com. Information on the Company’s website is not incorporated by reference herein.

Attendance at Board and Committee Meetings

During the fiscal year ended December 31, 2021, the Board held a total of one teleconference meeting and numerous discussions via electronic mail, and acted by unanimous written consent a number of times. Each member of the Board attended the meetings of the Board and of the committees of which the director was a member during the fiscal year ended December 31, 2021. The Company does not have a policy regarding director attendance at Annual Meetings of stockholders; however, all directors are strongly encouraged to attend.

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our board has determined that Mr. Belsky, Mr. Zhang, Ms. Shea and Ms. Reyes are “independent directors” as defined by Rule 5605(a)(2) of the Nasdaq Stock Market, and that Mr. Liu will be an “independent director” if elected. Under the terms of the stockholders’ agreement between CFL and the Company, CFL has right to designate one or more director nominees based on its proportionate voting power of our common stock. CFL currently owns approximately 31.4% of the total outstanding Common Stock of the Company and has appointed Mr. Zhang as director pursuant to its right under the stockholders’ agreement.

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Board Leadership Structure

The Board does not have a policy requiring that the roles of Chief Executive Officer and Chairman of the Board be separate. The Board believes that the Company and its stockholders benefit when the Board is free to determine the most appropriate leadership structure in light of the experience, skills and availability of directors and the Chief Executive Officer as well as other circumstances. Mr. Hao (Howard) Zhang was nominated as the Chairman of the Board by CFL pursuant to its right under the Stockholders’ Agreement. Additionally, because all of the Company’s five Board members and nominees have been determined by the Board to be “independent,” the Board believes that its current structure provides sufficient independent oversight of management given the Company’s current size, and therefore, the Board has not designated a lead independent director.

Board Leadership Diversity

We are proud of the strength and diversity within our Board of Directors, comprised of 40% female directors and 60% of directors who are non-white as of December 31, 2021; two-thirds of our Audit Committee is female.

Board’s Role in Management of Risk

The Company faces numerous risks more fully described in the Company’s annual and quarterly reports filed with the SEC. The Company’s management bears responsibility for the day-to-day management of risks the Company faces and for communicating the most material risks to the Board and its committees. The Board, as a whole and through its committees, is responsible for company-wide oversight of risk management. The Board and its committees perform their risk management function principally through the receipt of regular reports, written or verbal, from management and discussions with management regarding risk assessment and risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes described and implemented by management are adequate and functioning as designed.

Board Nominee Process

The Board has adopted a Nominating and Corporate Governance Committee Charter, which includes the Company’s general director nomination policies.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) believes that it is in the best interest of the Company and its stockholders to obtain highly-qualified candidates to serve as members of the Board. In addition to any past or future policies adopted by the Board, with respect to director nominations, the Nominating Committee will consider any additional factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Nominating Committee Charter specifically requires the Nominating Committee to develop a Board that reflects diversity among its members. The Nominating Committee is able to assess the effectiveness of the Company’s policy regarding diversity through its regular, required monitoring of the composition of the Board and its committees. Further, in connection with such regular monitoring, the Nominating Committee Charter specifically requires the Nominating Committee to determine whether it may be appropriate to add individuals with different backgrounds or skills to the Board.

The Nominating Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors and executive search firms. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the procedures governing such recommendations in the Company’s bylaws and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources.

Stockholder Communication with the Board of Directors

Stockholders may communicate with one or more directors or the Board as a whole by sending written communications addressed to such person or persons to the Secretary, Professional Diversity Network, Inc., 55 E. Monroe Street, Suite 2120, Chicago Illinois, 60603, or by sending electronic mail to investors@ipdnusa.com. All communications will be compiled by the Secretary and relayed to the applicable director or directors.

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Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our corporate website at www.ipdnusa.com. Any amendment to, or waiver from, a provision of such code of ethics will be posted on our website. Information on the Company’s website is not incorporated by reference herein.

Review of Related Party Transactions

The charter of the Company’s Audit Committee sets forth the Company’s policies and procedures for the review, approval or ratification of transactions in which the Company is a participant and the amount exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. The Audit Committee charter expressly states that the review and approval of such transactions is among the responsibilities of the Audit Committee, unless otherwise delegated to another committee of the Board consisting solely of independent directors. The Audit Committee is authorized to engage independent counsel and other advisers as it determines is necessary to carry out its duties, including with respect to its review of related party transactions. There are no additional policies stating the standards required to be met for such transactions to be approved; accordingly, the Audit Committee will act within its discretion, subject to its fiduciary and other duties, in deciding whether to approve any related party transaction. [There were no transactions during the year ended December 31, 2021 in which the Company was a participant that required the approval of the Audit Committee under this policy.][See “Transactions with Related Persons” for a description of transactions during the year ended December 31, 2021 that were subject to this policy.]

Executive Compensation

In this section, we describe our compensation programs and policies and the material elements of compensation for the year ended December 31, 2021 for our Chief Executive Officer, and our two most highly compensated executive officers, other than our Chief Executive Officer, whose total compensation was in excess of $100,000. We did not have any other employee whose compensation was such that executive compensation disclosure would be required but for the fact that they were not executive officers as of the end of the last fiscal year. We refer to all individuals whose executive compensation is disclosed herein as our “named executive officers.”

Our Compensation Committee is responsible for reviewing and evaluating the components of our compensation programs, including employee base salaries and benefit plans. The Compensation Committee will provide advice and recommendations to the Board on such matters. See “Corporate Governance-Meetings and Committees of the Board of Directors” for further details on the role of the compensation committee.

Compensation Consultants

The Company and the Compensation Committee may, from time to time, directly retain the services of consultants and other experts to assist the Company or the Compensation Committee in connection with executive compensation matters. Currently, the Company has not engaged any such compensation consultant.

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Overview and Objectives of Compensation Program

The goal of the compensation program for our named executive officers is to retain and reward leaders who create long-term value for our shareholders. This goal affects the compensation elements we use and our compensation decisions. We have designed and implemented our compensation programs for our named executives to:

●	reward them for financial and operating performance;
●	align their interests with those of our shareholders; and
●	encourage them to remain with the Company.

Our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of:

●	salary;
●	non-equity (cash) incentive compensation (“bonus”) based upon annually determined performance criteria;
●	equity incentive compensation consisting of restricted common stock and/or options, which may based upon annually determined performance criteria (which may contain a time based vesting schedule); and
●	other benefits.

In deciding on the type and amount of compensation for each executive, we focus almost exclusively on each executive’s current pay, rather than historic pay. We combine the compensation elements for each executive in a manner we believe optimizes the value for our shareholders and supports the goals of our compensation programs.

The following summarizes the compensation elements we use as tools to reward, retain and align the performance expectations of our named executives.

Base Salary and Cash Bonuses

Base salaries for our named executives are designed to provide competitive levels of compensation dependent on the scope of their responsibilities, their leadership skills and values, and their performance. For each named executive officer, we also pay discretionary bonuses for the prior year’s performance based upon management’s evaluation and the Compensation Committee’s qualitative assessment of each executive’s performance. This compensation element is in line with the stated goal of our compensation programs, namely retaining and rewarding leaders who create long-term value for our shareholders. The incentives are determined and approved by the Compensation Committee for performance against normalized corporate financial performance measures.

Long -Term Compensation — 2013 Equity Compensation Plan

We emphasize long-term variable compensation at the senior executive level because of our desire to reward effective long-term management and decision making and our desire to retain executive officers who have the potential to impact both our short-term and long-term profitability. We believe that providing Restricted Stock Units (RSUs) and Options are an effective means to focus our named executives on delivering long-term value to our shareholders. RSUs and Options allow us to reward and retain the named executives by offering them the opportunity to receive shares of our stock on the date the restrictions (if any) lapse as long as the named executive continues to be employed by the Company. Our 2013 Equity Compensation Plan was approved by the Compensation Committee and Board of Directors in 2013 and received shareholder approval of its most recent amendment at the 2021 annual meeting.

Other Compensation

We provide our named executive officers with other benefits, reflected in the All Other Compensation column in the Summary Compensation Table, that we believe are reasonable, competitive and consistent with our overall compensation program and goals. The costs of these benefits constitute only a small percentage of each named executive officer’s total compensation. The named executive officers also may participate in the standard health insurance benefits offered to all employees.

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Determination of Compensation

As part of our total overall compensation plan, the compensation for our named executive officers depends on the scope of their responsibilities, their leadership skills and values, and their individual performance, as well as the Company’s performance. Decisions regarding salary increases are affected by the named executives’ current salary and the amounts paid within and outside the Company. Base salary rates are reviewed on an annual basis and adjusted when appropriate by the Compensation Committee based upon changes in market conditions and the Company’s performance factors. When making decisions regarding compensation, we focus almost exclusively on each executive’s current pay, rather than historic pay.

The Compensation Committee exercises its discretion in initially making compensation decisions, after reviewing the performance of the Company and evaluating an executive’s prospects and performance during the year against established goals, operational performance, business responsibilities, and current compensation arrangements. The following is a summary of key considerations affecting the determination of compensation for the named executives:

Emphasis on Consistent Performance. Our compensation program provides a greater pay opportunity for executives who demonstrate superior performance for sustained periods of time. Each of our named officers, with the exception of our Chief Financial Officer, has served us for many years, during which she/he has held diverse positions of increasing responsibility. The amount of a named executive’s pay reflects the executive’s consistent contribution with the expectation of continued contribution to our success. Our emphasis on performance affects the discretionary annual cash bonus and equity incentive compensation awarded to the named executive. We incorporate current year and expected performance into our compensation decisions and percentage increases or decreases in the amount of annual compensation. For fiscal 2021, the criteria to determine overall compensation remained consistent with prior years and our stated philosophy.

Discretion and Judgment. We generally adhere to our historic practices in determining the amount and mix of compensation elements. Because of our reliance on the achievement of annual Company financial goals in determining the amount of plan-based compensation, short term changes in business performance can have a significant impact on the compensation of the named executive officers. We consider competitive market compensation paid by other companies of similar size and market capitalization, but we do not attempt to maintain a certain target percentile within a peer group or otherwise rely on data of peer companies to determine executive compensation.

We do not have any specific apportionment goal with respect to the mix between equity incentive awards and cash payments. We generally attempt to assess an executive’s total pay opportunities and whether we have provided the appropriate incentives to accomplish our compensation objectives. Our mix of compensation elements is designed to reward recent results and performance through a combination of non-equity (cash) and equity incentive awards. We also seek to balance compensation elements that are based on financial, operational and strategic metrics. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our named executives to deliver superior performance and retain them.

Significance of Company Results. The Compensation Committee primarily evaluates the named executives’ contributions to the Company’s overall performance rather than focusing only on the named executive’s individual function. The Compensation Committee believes that the named executive officers share the responsibility to support the goals and performance of the Company, as the executive members of the Company’s leadership team. While this compensation philosophy influences all of the committee’s compensation decisions, it has the biggest impact on annual non-equity incentive awards and, generally, discretionary bonuses.

Consideration of Risk. Our compensation programs are discretionary, balanced and focused on rewarding performance for both the current year and contributions to achievement of the Company’s long-term strategy. Under this structure, a greater amount of compensation can be achieved through consistent superior performance over sustained periods of time. Long-term incentive plan compensation in the form of restricted stock may be restricted to vesting restrictions. We believe this provides strong incentives for our named executive officers to manage the Company for the long term while avoiding excessive risk-taking in the short term. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. The elements of compensation are mixed among current non-equity (cash) payments and equity awards. With limited exceptions, the Compensation Committee retains the ability to adjust compensation for quality of performance and adherence to our values. The Company does not believe that its compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

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Compensation for the Named Executive Officers in 2021

CEO Compensation

In determining Mr. He’s base salary compensation for 2021, the Compensation Committee considered his performance as CEO and the performance of the Company in fiscal year 2021. In addition, the Compensation Committee considered general trends of Company performance over the prior several years, outcomes related to growth and development activities and strategic initiatives and market conditions, as well as the responsibilities of the position and his strategic value to the Company. Mr. He and the Board continued to respond to the evolving economic conditions by focusing on the following performance framework (1) outperforming in a tough environment, (2) maintaining and maximizing financial flexibility, (3) optimizing sustainable cost containment and (4) protecting the Company’s reputation and long-term strategy. The Committee determined that Mr. He performed at a high level resulting in a 10.0 percent increase in base salary for Mr. He from the previous year. The Compensation Committee believes that Mr. He performed well in 2021 by executing on the established performance framework and in delivering a stronger financial performance than in previous years. The Compensation Committee believes that the Company’s fiscal 2021 reflected leadership decisions that produced year over year growth and effectively mitigated revenue and EBITDA deterioration with sustainable cost containment, capital allocation discipline and execution against defined strategic initiatives. In determining the bonus portion of his compensation for fiscal 2021, the Compensation Committee determined that Mr. He performed at a high level. In light of Mr. He’s performance, he received total plan-based non-equity incentive in the amount of $16,000, which was 14.5 percent of his total target opportunity. For 2021, Mr. He received this payout in cash. Mr. He also received 15,000 shares of restricted stock (valued at $21,450 as of the October 13 ,2021 grant date) for his fiscal year 2021 leadership performance from January 1, 2021 through the grant date. This grant is pursuant to the 2013 Equity Compensation Plan and vested upon grant.

Other Named Officers

In determining the base salary compensation of Mr. Aichler and Mr. Hoersten for fiscal 2021 the Compensation Committee considered the same criteria as for the CEO. The Compensation Committee also considered the recommendations based upon evaluation of individual functional area responsibilities and goals as submitted by the CEO. The non-equity incentive plan compensation was determined with the criteria for effectively mitigating revenue deterioration with sustainable cost containment, capital allocation discipline and execution against defined financial measures.

Larry S. Aichler: Mr. Aichler served as our Chief Financial Officer of the Company. Mr. Aichler’s financial objectives, as the leader of our finance organization, focused on the overall performance of the Company. His strategic and operational goals focused on providing operational support in achieving financial goals, including serving as the process driver for maintaining the Company’s cost containment deliverables, balance sheet management, and delivering on commitments for the Company’s remediation of material weaknesses related to internal controls as noted in our fiscal 2020 Form 10-K.

Mr. Aichler’s base salary was predicated on competitive market conditions for the scope of responsibility, leadership skills, and values. In addition to Mr. Aichler’s base salary, he received 30,000 options (valued at $32,550 as of the June 14, 2021 grant date), with an exercise price of $2.10 and vesting equally at 1/3 on the annual grant date anniversary of the award over the next three years. In determining the bonus portion of his compensation for fiscal 2021, the Compensation Committee determined that Mr. Aichler performed at a high level. In light of Mr. Aichler’s performance, he received 13,000 shares of restricted stock (valued at $18,590 as of the October 13 ,2021 grant date), for his fiscal year 2021 leadership performance from April 26, 2021 through the grant date. This grant is pursuant to the 2013 Equity Compensation Plan and vested upon grant.

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Chad Hoersten: Mr. Hoersten served as our Chief Technology Officer of the Company. His strategic and operational goals included providing operational and leadership support for the Company’s information technology development and execution against strategic plans of focusing on maintaining and growing the core business, leveraging the core business and driving a top performing organization. In determining the bonus portion of his compensation for fiscal 2021, the Compensation Committee determined that Mr. Hoersten performed at a high level. In light of Mr. Hoersten’s performance, he received total plan-based non-equity incentive in the amount of $10.080. For 2021, Mr. Hoersten received this payout in cash. Mr. Hoersten also received 8,000 shares of restricted stock (valued at $11,440 as of the October 13 ,2021 grant date) for his fiscal year 2021 leadership performance from January 1, 2021 through the grant date. This grant is pursuant to the 2013 Equity Compensation Plan and vested upon grant.

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2021 and December 31, 2020 by the persons who served as our Chief Executive Officer and our two most highly compensated executive officers, other than our Chief Executive Officer, whose total compensation was in excess of $100,000.

				Stock	Option	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Total
Principal Position	Year	$	$	$(1)	$(1)	$	$
Xin (Adam) He, Chief Executive Officer (2)	2021	$220,000	$16,000	$21,450	$-	$-	$257,450
	2020	$200,000	$-	$1,107,000	$-	$-	$1,307,000
Larry S. Aichler, Chief Financial Officer (3)	2021	$103,333	$-	$18,590	$32,550	$-	$154,473
Chad Hoersten, Chief Technology Officer (4)	2021	$127,260	$10,080	$11,440	$-	$2,800	$151,580
	2020	$126,000	$-	$-	$-	$-	$126,000

(1)	Amounts shown in this column represent stock awards made to each of the named executive officers pursuant to our 2013 Equity Compensation Plan as a result of the executives’ prior fiscal performance. All amounts reflected are as of the grant date. For further information on these awards, please see the discussion labeled “Overview and Objectives of Compensation Program” herein. The amounts for Stock Awards reflect the aggregate grant date fair value of such awards, computed in accordance with Financial Accounting Standards Board ASC Topis 718. See Note 13 - Stock-Based Compensation to the Consolidated Financial Statements in our fiscal 2021 Annual Report on Form 10-K for additional information concerning this plan and related Stock Awards and valuation assumptions.

(2)	Mr. He was appointed as the Company’s Chief Executive Officer on June 25, 2020. Prior to June 25, 2020, Mr. He was appointed Interim Chief Executive Officer on November 15, 2019 and Chief Financial Officer effective March 11, 2019.

(3)	Mr. Aichler was appointed Chief Financial Officer on September 1, 2021. Prior to September 1, 2021, Mr. Aichler had served as our Interim Chief Financial Officer since April 26, 2021.
(4)	Mr. Hoersten has served as the Company’s Chief Technology Officer since June 2008.

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Employment Agreements with Named Executive Officers

He’s Employment Agreement

On June 25, 2020 (the “He Effective Date”), the Company entered into an employment agreement (the “He Employment Agreement”) with Mr. He, which will remain in effect until terminated in writing by either party or earlier terminated pursuant to the provisions of the He Employment Agreement. Under the He Employment Agreement, Mr. He will receive an annual base salary of $200,000, subject to adjustment in the sole discretion of the Board or the Compensation Committee of the Board; provided however, that such annual base salary may not be decreased during Mr. He’s employment period. Mr. He will be eligible to receive an annual incentive bonus up to fifty percent (50%) of his base salary, based upon the achievement of one or more performance goals, targets, measurements and other factors, established for such year by the Compensation Committee. Mr. He will also participate in all benefit plans and programs, subject to certain conditions and exceptions, as are generally provided by the Company to its other senior executive employees. The Board of Directors approved a CEO salary increase to $220,000 at the beginning of 2021.

Under the terms of the He Employment Agreement, Mr. He is subject to non-solicitation, non-competition and non-interference restrictive covenants during his employment and for the 12-month period following his termination. The He Employment Agreement also contains customary confidentiality, work product and return of Company property covenants.

In addition, Mr. He is entitled to severance pay if he is terminated without “cause” or resigns for “good reason,” each as defined in the He Employment Agreement. Upon such termination, Mr. He will be entitled to receive an amount equal to 30 days of his base salary, any earned but unpaid bonus for the year prior to the year of termination, and the pro rata portion of any bonus earned for the year in which termination occurs, as well as continuation of applicable benefits for a period of six months following his termination.

In connection with the approval of the He Employment Agreement, Mr. He also received an award of 300,000 restricted stock units. The RSUs have the following vesting schedule: (i) 1/3 of the shares underlying the units vested immediately upon award, (ii) 1/3 of the shares underlying the units vested on the first anniversary of the He Effective Date, and (iii) 1/3 of the shares underlying the option will vest on the second anniversary of the He Effective Date.

Aichler’s Employment Agreement

On August 26, 2021, the Company entered into an employment agreement (the “Aichler Employment Agreement”) with Mr. Aichler, which will remain in effect until terminated in writing by either party or earlier terminated pursuant to the provisions of the Aichler Employment Agreement. Under the Aichler Employment Agreement, Mr. Aichler will receive an annual base salary of $160,000, subject to adjustment in the sole discretion of the Board or the Compensation Committee of the Board; provided however, that such annual base salary may not be decreased during Mr. Aichler’s employment period. Mr. Aichler will be eligible to receive an annual incentive bonus up to $80,000, based upon the assessment of the Company’s and Mr. Aichler’s performance. Mr. Aichler will also participate in all benefit plans and programs, subject to certain conditions and exceptions, as are generally provided by the Company to its other senior executive employees.

Under the terms of the Aichler Employment Agreement, Mr. Aichler is subject to non-solicitation, non-competition and non-interference restrictive covenants during his employment and for the 12-month period following his termination. The Aichler Employment Agreement also contains customary confidentiality, work product and return of Company property covenants.

In connection with the approval of the Aichler Employment Agreement, Mr. Aichler also received 30,000 stock options to purchase shares of the Company’s common stock with an exercise price of $2.10. The options will vest in accordance with the following schedule: (i) 1/3 of the shares underlying the option will vest on June 14, 2022, (ii) 1/3 of the shares underlying the option will vest on June 14, 2023, and (iii) 1/3 of the shares underlying the option will vest on June 14, 2024, subject to Mr. Aichler’s continued employment with the Company.

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Outstanding Equity Awards at December 31, 2021

The following table sets forth the equity awards we have made to our named executive officers that were outstanding as of December 31, 2021.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of shares of stock that have not vested (#)	Market Value of shares or units that have not vested ($)(2)
Xin (Adam) He	30,000	-	$2.23	03/11/2029	100,000	$98,000
Larry S. Aichler	-	30,000	$2.10	06/13/2031	-	$-

(1)	Option Awards were granted pursuant to our 2013 Equity Compensation Plan. See also Note 13 —Stock-Based Compensation to the Consolidated Financial Statements in our fiscal year 2021 Annual Report on Form 10-K for additional information concerning this plan and related Option Awards and valuation assumptions.
(2)	Amounts shown in this column represent stock awards made to each of the named executives pursuant to our 2013 Equity Compensation Plan. All amounts reflected are as of the grant date. For further information on these awards, please see the discussion labeled “Employment Agreements with Named Executive Officers” herein. The amounts for Stock Awards reflect the aggregate grant date fair value of such awards, computed in accordance with Financial Accounting Standards Board ASC Topic 718. See Note 13 — Stock-Based Compensation to the Consolidated Financial Statements in our fiscal 2021 Annual Report on Form 10- K for additional information concerning this plan and related Stock Awards and valuation assumptions. The market value of unvested stock awards is calculated by multiplying $0.98, the closing price of our common stock on December 31, 2021, by the applicable number of shares.

Director Compensation

During 2021, we paid our non-employee directors the following fees in cash: (1) $5,000 annual retainer fee, (2) $25,000 of Restricted Stock Units, (3) a $1,000 retainer for those directors serving on the Audit Committee and a $4,000 retainer for the Audit Committee Chair, (4) a $500 retainer for those directors serving on the Compensation Committee and a $1,000 retainer for the Compensation Committee Chair, (4) a $500 retainer for those directors serving on the Nominating and Corporate Governance Committee and a $1,000 retainer for the Nominating and Corporate Governance Committee Chair.

The following table details the total compensation earned by the Company’s non-employee directors in 2021:

Name	Fees Earned or Paid in Cash ($)(1)	All Other Compensation ($)(2)	Total ($)
Michael Belsky	$8,000	$25,000	$33,000
Haibin Gong	$6,503	$25,000	$31,503
Grace Reyes	$6,500	$25,000	$31,500
Courtney C. Shea	$10,296	$25,000	$35,296
Hao (Howard) Zhang	$7,000	$25,000	$32,000

(1)	Amounts shown in the “Fees Earned or Paid in Cash” column represent the sum of all annual fee and meeting fee cash payments made to the indicated non-employee directors during the fiscal year ended December 31, 2021. It does not include any expense reimbursement.

(2)	Amounts shown in “All Other Compensation” represent the sum of all Stock Awards that were granted pursuant to our 2013 Equity Compensation Plan. The amounts for Stock Awards reflect the aggregate grant date fair value of such awards, computed in accordance with Financial Accounting Standards Board ASC Topic 718. See Note 13 — Stock-Based Compensation to the Consolidated Financial Statements in our fiscal 2021 Annual Report on Form 10-K for additional information concerning this plan and related Stock Awards and valuation assumptions.

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ciro E. Adams, CPA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Although the Company’s governing documents do not require the submission of this matter to stockholders, the Board of Directors considers it desirable that the appointment of Ciro E. Adams, CPA, LLC be ratified by the stockholders. In addition, even if the stockholders ratify the selection of Ciro E. Adams, CPA, LLC, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.

Representatives of Ciro E. Adams, CPA, LLC are expected to attend the Annual Meeting to make such statements as they may desire and respond to appropriate questions that may be asked by stockholders.

The Audit Committee and the Board recommend that you ratify this appointment.

Vote Required

The affirmative vote of a majority of the voting power of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal is required to ratify the selection of Ciro E. Adams, CPA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

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PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Say-On-Pay)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that we provide our stockholders a non-binding, advisory vote to approve the compensation of our named executive officers. This vote is sometimes referred to as a “say-on-pay vote.” Although this advisory vote is nonbinding, the Compensation Committee of our Board will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs.

As described in more detail above, our executive compensation program is comprised principally of salary, equity and performance-based cash compensation, designed to: (i) attract, motivate and retain key executives who are critical to our success, (ii) align the interests of our executives with stockholder value and our financial performance and (iii) achieve a balanced package that would attract and retain highly qualified senior officers and appropriately reflect each such officer’s individual performance and contributions. In addition, the Company regularly reviews its compensation program and the overall compensation package paid to each of its senior executives to assess risk and to confirm that the structure is still aligned with the Company’s long-term strategic goals.

Before you vote on the resolution below, please read the entire “Executive Compensation” section, including the tables, together with the related narrative disclosure and footnotes, beginning on page 10 of this Proxy Statement. Note, as a “smaller reporting company,” we are obligated to provide compensation disclosures pursuant to Item 402 (m) through (q) of Regulation S-K promulgated under the Security Exchange Act of 1934 (“Regulation S-K”). Even though, as a smaller reporting company, we are exempt from compensation discussion and analysis by the executive compensation requirements of Item 402(b) of Regulation S-K, we continue to elect to provide information regarding our objectives and practices regarding executive compensation in order to give our stockholders transparency into our compensation philosophy and practices.

For the reasons provided, the Board is asking stockholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that stockholders approve the compensation paid to our named executive officers set forth under the caption “Executive Compensation” in this Proxy Statement (including the compensation tables and related narrative discussion).”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 3.

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EXECUTIVE OFFICERS

The following table provides the name, age and position of each of our executive officers. There are no family relationships between or among our executive officers and directors.

Name	Age	Position
Xin (Adam) He	49	Chief Executive Officer
Larry S. Aichler	54	Chief Financial Officer
Chad Hoersten	45	Chief Technical Officer

Adam He joined the Board in January 2018, initially serving as audit committee chair of the Board. He was appointed as the Company’s Chief Financial Officer in March 2019 and stepped down from the Board in connection with such appointment, and further acted as the Chief Executive Officer in June 2020. Previously, Mr. He was Chief Financial Officer of Wanda USA Group, a Fortune Global 500 company, since May 2012, where he managed two projects: a 101-story landmark “Vista Tower” development in downtown Chicago, and NYSE traded AMC Entertainment Holdings, Inc., the largest movie exhibitor owning and operating 660 theatres primarily located in the United States. He served as the Audit Chair on the Board of Baosheng Media Group (NASDAQ: BAOS) from February 2021 to February 2022. From 2010 to 2012, he served as Financial Controller of NYSE listed Xinyuan Real Estate Co., a top developer of large scale, high quality residential real estate projects. Previously, Mr. He served as an auditor at Ernst & Young, LLP in New York, and held various roles at Chinatex Corporation and an architecture company. He is a member of the Financial Executives International and vice chair of the China General Chamber of Commerce Chicago. Mr. He obtained a Master of Science in Taxation from Central University of Finance and Economics in Beijing, and a Master of Science in Accounting from Seton Hall University in New Jersey. He is a Certified Public Accountant, both in China and in US.

Larry S. Aichler became the Company’s CFO in September 2021 after serving as our Interim Chief Financial Officer since April 2021. Mr. Aichler has over twenty-five years of accounting experience, primarily focused in such areas as technical accounting and guidance, U.S. Securities and Exchange reporting, financial reporting, and risk management. Prior to joining us, Mr. Aichler served as Managing Director of Financial Reporting for International Speedway Corporation and Senior Director of Financial Reporting for NASCAR from 2008 to 2021. Mr. Aichler also worked as an auditor for Ernst & Young and Gallogly, Fernandez & Riley. Mr. Aichler received his Bachelors of Science in Accounting from the University of Southern California and is a Certified Public Accountant licensed by the Commonwealth of Massachusetts.

Chad Hoersten serves as the Chief Technology Officer at Professional Diversity Network. With more than fifteen years of technology experience and more than a decade experience leading international teams of developers, he has lead the development of Professional Diversity Network’s network of websites. He has been with the company since 2004 and prior to that he was a senior software engineer at Rockwell Automation. He has a Bachelors of Science in Computer Engineering from the University of Cincinnati.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 15, 2022 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our directors and named executive officers as a group.

The percentage ownership information shown in the table is based upon a total of 16,346,972 shares of Common Stock outstanding as of April 15, 2022.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Common Stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Common Stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before the date that is 60 days after the date of this proxy statement. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

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Unless otherwise noted below, the address for each person or entity listed in the table is c/o Professional Diversity Network, 55 E. Monroe, Suite 2120, Chicago, Illinois 60603.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% Stockholders
Cosmic Forward Limited Room 402, No. 11 Qiwofang Yuexiu District, Guangzhou, China	5,139,203	31.4%
EGBT Foundation LTD 8 Kaki Bukit Avenue 4 #03-21, Singapore 415875	1,265,823	7.7%
Executive Officers and Directors
Courtney C. Shea (2)	26,770	*
Xin (Adam) He	261,299	1.6%
Larry S. Aichler (1)	23,000	*
Chad Hoersten	8,000	*
Michael Belsky (2)	47,741	*
Haibin Gong (2)	27,456	*
Grace Reyes (2)	18,680	*
Hao (Howard) Zhang (2)	70,149	*
Directors and officers as a group (8 persons)	483,095	3.0%

(1)	Including 10,000 stock options to vest on June 14, 2022.
(2)	Including 11,905 restricted stock units to vest on June 13, 2022.
*	Less than 1%

CFL Share Ownership

On November 7, 2016, the Company consummated the issuance and sale of 1,777,417 shares of PDN’s common stock to CFL at a price of $9.60 per share (giving effect to PDN’s 1-for-8 reverse stock split effective on September 27, 2016), pursuant to the terms of a stock purchase agreement, dated August 12, 2016 (the “CFL Purchase Agreement”), with CFL (the “Share Issuance”). In addition, on November 7, 2016, PDN completed the purchase of 312,500 shares of its common stock, at a price of $9.60 per share, net to the seller in cash, less any applicable withholding taxes and without interest, pursuant to its previously announced partial issuer tender offer as disclosed in its Offer to Purchase, dated September 28, 2016, as amended.

CFL paid $17.1 million as the purchase price for the 1,777,417 shares of common stock issued to it in the Share Issuance, which shares, together with the 205,925 shares purchased by CFL at the closing of the Share Issuance from a PDN shareholder pursuant to an existing co-sale right, represented 51% of PDN’s outstanding shares of common stock, on a fully-diluted basis. Accordingly, as a result of CFL becoming the holder 51% of PDN’s outstanding shares of common stock, a change of control of the Company occurred. CFL paid such purchase price using proceeds from equity contributions to CFL made by each of CFL’s shareholders.

Additionally, on January 18, 2017, PDN consummated the sale of an additional 312,500 shares of common stock to CFL at a price of $9.60 per share, for gross proceeds of $3 million to the Company. As a result, as of January 18, 2017, CFL beneficially owned 54.64% of our outstanding shares of common stock on a fully diluted basis.

On November 15, 2019, CFL purchased additional 1,142,857 shares through a private stock transfer from an existing shareholder.

On September 22, 2021, the Company entered into a stock purchase agreement with CFL, in which the Company sold 948,767 shares of its common stock at a price per share of $1.054 for gross proceeds of approximately $1,000,000. On October 30, 2021, CFL entered into a transfer stock agreement with a former shareholder of the Company to purchase an additional 751,737 shares of its common stock.

As discussed elsewhere in this Proxy Statement, CFL also has the right to nominate certain number of directors on our Board. As of the date of this Proxy Statement, CFL beneficially owns approximately 31.4% of the Company’s total outstanding common stock and has ceased to be a controlling shareholder of the Company, although it remains the largest shareholder of the Company. Hao (Howard) Zhang, the Chairman of our board, is the only director nominated by CFL. The decrease in CFL’s percentage of the Company’s total outstanding common stock is a result of dilution from other equity offerings.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2021, with respect to shares of our common stock that may be issued under our existing equity compensation plans:

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted - average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by our shareholders (1)	225,650	$4.52	964,156
Equity compensation plans not approved by our shareholders	—	—	—
Total	225,650	$4,52	964,153

(1) Includes outstanding stock options to purchase shares of the Company’s common stock and outstanding restricted stock unit awards pursuant to the Company’s 2013 Equity Compensation Plan, as amended.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of three directors, each of whom is an independent director as defined by applicable law and Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board.

Management is responsible for the Company’s internal controls and the financial reporting process. Ciro E. Adams, CPA, LLC, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those financial statements. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors.

The Audit Committee has met and held discussions with management and Ciro E. Adams, CPA, LLC regarding the Company’s audited financial statements, the adequacy of the Company’s internal controls, the results of the audit, the overall quality of the Company’s financial reporting and any other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence.

Management determined that as of December 31, 2020, the Company internal control over financial reporting had certain material weaknesses related to deficiencies in controls. These material weaknesses are described in more detail in our Annual Reports on Form 10-K for the years ended December 31, 2020 and December 31, 2021. During 2021, the Company completed certain measures to remediate the material weaknesses related to internal control over financial reporting that had been identified as of December 31, 2020. Specifically, the Company (i) improved upon the accuracy and usage of relevant operating information to develop accounting and financial information which served as a basis for reliable financial reporting, (ii) hired personnel and outside consultants with significant technical competence and training to perform tasks necessary for the nature and complexity of the entity’s activities, and (iii) implemented policy and procedures to properly document and analyze nonroutine events or transactions that requires management’s judgement and/or estimate. The actions described above, in addition to others implemented throughout fiscal 2021, resulted in remediation of the material weakness reported as of December 31, 2020 and created improvements in controls and strengthened the Company’s internal control over financial reporting.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The Audit Committee of the Board furnished the foregoing report on its activities during the fiscal year ended December 31, 2021. The report is not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission (“SEC”) or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference.

SUBMITTED BY THE AUDIT COMMITTEE

Courtney Shea (Audit Committee Chair)
Michael Belsky
Grace Reyes

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Independent Registered Public Accounting Firm

The Audit Committee retained Ciro E. Adams, CPA, LLC (PCAOB ID No. 5938) as independent registered public accountants to audit the Company’s consolidated financial statements for the fiscal years ended December 31, 2021 and 2020. The following table summarizes fees received by Ciro E. Adams, CPA, LLC for professional services rendered to the Company.

Fees:	2021	2020
Audit Fees	$135,000	$163,000
Audit-Related Fees	15,000	15,000
Tax Fees	-	-
All Other Fees	-	-
Total	$150,000	$178,000

Audit Fees. For the fiscal years ended December 31, 2021 and 2020, the “Audit Fees” reported above were billed for professional services rendered for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, services normally provided by the independent auditors in connection with statutory and regulatory filings and engagements, and comfort letters and consents.

Audit-Related Fees. Audit-related fees consists of professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included in Audit Fees above.

Tax Fees. Tax fees consisted principally of professional services rendered for tax compliance and tax advice. There were no such services rendered in during fiscal 2021 or 2020.

All Other Fees. The Company did not pay any other fees for products and services that are not disclosed in the previous categories during fiscal 2021 or 2020.

Pre-Approval Policy and Independence

The Audit Committee has a policy requiring the pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors. Under the policy, the Audit Committee is to specifically pre-approve any recurring audit and audit-related services to be provided during the following fiscal year. The Audit Committee also may generally pre-approve, up to a specified maximum amount, any nonrecurring audit and audit-related services for the following fiscal year. All pre-approved matters must be detailed as to the particular service or category of services to be provided, whether recurring or non-recurring, and reported to the audit committee at its next scheduled meeting. Permissible non-audit services are to be pre-approved on a case-by-case basis. The Audit Committee may delegate its pre-approval authority to any of its members, provided that such member reports all pre-approval decisions to the Audit Committee at its next scheduled meeting. The Company’s independent auditors and members of management are required to report periodically to the Audit Committee the extent of all services provided in accordance with the pre-approval policy, including the amount of fees attributable to such services.

In accordance with Section 10A of the Exchange Act, the Company is required to disclose the approval by the Audit Committee of non-audit services performed by the Company’s independent auditors. Non-audit services are services other than those provided in connection with an audit review of the financial statements. During the period covered by this filing, all audit-related fees, tax fees and all other fees, and the services rendered in connection with those fees, as reported in the table shown above, were approved by the Company’s Audit Committee.

The Audit Committee considered the fact that Ciro E. Adams CPA LLC has not provided non-audit services to us, which the committee determined was compatible with maintaining auditor independence.

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TRANSACTIONS WITH RELATED PERSONS

Except as described below, there have been no transactions since January 1, 2021 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our common stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”

On September 22, 2021, the Company entered into a stock purchase agreement with CFL, in which the Company sold 948,767 shares of its common stock at a price per share of $1.054 for gross proceeds of approximately $1,000,000.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2021, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements, except the following:

●	Cosmic Forward Limited filed a Form 4 on November 5, 2021 to report its acquisition of shares of common stock on October 30, 2021
●	Cosmic Forward Limited filed a Form 4 on October 6, 2021 to report an acquisition of shares that occurred on September 29, 2021
●	Each of Zhang Hao, Courtney Shea, Grace Reyes, Gong Haibin and Larry Aichler filed a Form 4 on July 19, 2021 to report transactions that occurred on June 14, 2021

TRANSACTION OF OTHER BUSINESS AT ANNUAL MEETING

As of the date of this proxy statement, the Board is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the Annual Meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS

In order to be included in Professional Diversity Network’s proxy materials for the 2023 annual meeting of stockholders, any proposal must be received by Friday, December 23, 2022 and otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, Professional Diversity Network’s bylaws establish advance notice procedures with regard to stockholder nominations for the election of directors or other business to be properly brought before an annual meeting. For nominations or other business to be properly brought before the meeting by a stockholder, except in the case where the annual meeting is more than thirty (30) days before or more than sixty (60) days after the one year anniversary of the prior year’s meeting, a stockholder must provide written notice delivered to the Secretary of Professional Diversity Network not less than ninety (90) days nor more than one hundred twenty (120) days before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. Accordingly, any notice of a stockholder nomination or other business to be brought before the next Annual Meeting (other than under Rule 14a-8 as described above) will need to be delivered not later than January 22, 2023 nor earlier than December 23, 2022, in order to be timely given.

25

The notice must contain specified information and representations concerning the stockholder (and the beneficial owner, if any, on whose behalf the nomination or proposal is made), the nominee(s) or other business.

All notices of nominations or proposals by stockholders, whether or not to be included in the Company’s proxy materials, should be sent to Professional Diversity Network, Inc., 55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603, Attention: Secretary. A copy of the full text of the bylaw provision discussed above may be obtained by writing to the Secretary of Professional Diversity Network.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any nominations or proposals that do not comply with these and other applicable requirements.

Because the Company did not have timely notice of any other matters to be brought before the Annual Meeting, the enclosed proxy card confers discretionary authority to vote on any other matters that may be presented at the meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

SEC rules permit registrants to send a single set of proxy materials to any household at which two or more shareholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of common stock. If your family has multiple accounts by which you hold common stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple copies of the proxy materials. Those options are available to you at any time.

GENERAL INFORMATION

Voting Procedures

All matters specified in this proxy statement that are to be voted on at the Annual Meeting will be by written ballot. One or more inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

Admission to Annual Meeting

Attendance at the Annual Meeting is limited to stockholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:30 a. m. and each stockholder may be asked to present valid picture identification such as a driver’s license or passport. Recording video and taking photographs will not be permitted during the meeting.

By Order of the Board of Directors

/s/ Hao (Howard) Zhang
Hao (Howard) Zhang
Chairman of the Board

Chicago, Illinois

April 18, 2022

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Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 1, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 1, 2022. Have your proxy card in hand when you call and then follow the instructions

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Michael D. Belsky 02) Scott Liu 03) Grace Reyes 04) Courtney Shea 05) Hao (Howard) Zhang

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

PROFESSIONAL DIVERSITY NETWORK, INC.
Annual Meeting of Stockholders
June 2, 2022 9:00 AM CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Xin (Adam) He, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PROFESSIONAL DIVERSITY NETWORK, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on June 2, 2022, at the offices of the company located at 55 E. Monroe Street, Suite 2120, Chicago, IL 60603, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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